 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2023

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 3.0 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 12, 2023, the Board of Directors (the “Board”) of Cyren Ltd. (the “Company”) appointed Jeffrey Dauer as the Company’s Chief Financial Officer and Chief Accounting Officer. Prior to joining the Company, Mr. Dauer, 60 years old, held the Chief Financial Officer and Chief Accounting Officer roles at Comstock Homebuilding Companies and Chief Financial Officer at iControl Data Solutions and Vice President of Finance at ID.me.  Mr. Dauer holds a Bachelor’s degree from Kent State University and is also a Certified Public Accountant (inactive). Mr. Dauer will be paid a rate of $175 per hour. Simulataneous, with the appointment of Mr. Dauer, the Company terminated Brady Hayden as its Principal Accounting Officer. Subject to his execution of a release, Mr. Hayden will be entitled to certain rights and benefits associated with a termination without cause.

There is no arrangement or understanding with any person pursuant to which Mr. Dauer was appointed as Chief Financial Officer and Chief Accounting Officer, and there are no family relationships between Mr. Dauer and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Dauer and the Company and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

Dated: January 17, 2023
	By:	/s/ Brian Dunn
	Name:	Brian Dunn
	Title:	General Counsel

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